UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2005

CBOT Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware	333-72184	36-4468986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 W. Jackson Boulevard, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (312) 435-3500

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 24, 2005, CBOT Holdings, Inc. (“CBOT Holdings”) entered into a Rights Agreement (the “Rights Agreement”) with Computershare Investor Services LLC, as rights agent (the “Rights Agent,”) in connection with the declaration of a dividend distribution of preferred share purchase rights to stockholders of record on the Record Date (as defined in Item 3.03 below). The material terms and conditions of the Rights Agreement are described below in response to Item 3.03. The response to Item 3.03 is hereby incorporated by reference in its entirety in response to Item 1.01 of this Current Report on Form 8-K.

Item 3.03 Material Modifications to Rights of Security Holders

On June 24, 2005, a committee of the Board of Directors of CBOT Holdings declared a dividend of 1 preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.001 per share, of CBOT Holdings (the “Common Shares”). The dividend is payable on June 29, 2005 (the “Record Date”) to the stockholders of record on that date. The description and terms of the Rights are set forth in the Rights Agreement.

Each Right entitles the registered holder to purchase from CBOT Holdings one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share, of CBOT Holdings (the “Preferred Shares”), at a price of $155.00 per one one-hundredth of a Preferred Share (the “Purchase Price”), subject to adjustment.

In the event that any person or group of affiliated or associated persons acquires beneficial ownership of 15% or more of the outstanding Common Shares (an “Acquiring Person”), each holder of a Right (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void), will thereafter have the right to receive upon exercise of each Right that number of Common Shares (or, under certain circumstances, other equivalently valued securities or other assets) having a market value of 2 times the exercise price of the Right.

If CBOT Holdings is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group becomes an Acquiring Person, each holder of a Right (other than Rights beneficially owned by the Acquiring Person, which will be void) will thereafter have the right to receive for each Right that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of 2 times the exercise price of the Right.

The “Distribution Date” of the Rights is the earlier of:

(i) 10 days following a public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of 15% or more of the outstanding Common Shares; or

(ii) 10 business days (or such later date as may be determined by action of the Board of Directors of CBOT Holdings prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Shares.

Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the Rights will be evidenced, with respect to the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the Rights will be transferred with and only with the Common Shares, and transfer of those certificates will also constitute transfer of these Rights.

As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will thereafter evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on June 24, 2015 (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by CBOT Holdings, in each case, as described below. In addition, the Rights will expire on June 24, 2008 if, and only if, the Agreement has not been approved on or prior to that date by the holders of the Common Shares.

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of stock dividends, stock splits, reclassifications or certain distributions with respect to the Preferred Shares. The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment if, prior to the Distribution Date, there is a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of CBOT Holdings, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to receive a minimum preferential quarterly dividend payment in an amount per share equal to the greater of (i) $1 and (ii) 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a preferential liquidation payment in an amount per share equal to the greater of (i) $100 (plus all accrued and unpaid dividends and distributions to the date of payment) and (ii) 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged for or changed into other stock or securities, cash and/or other property, the holder of a Preferred Share will be entitled to receive 100 times the amount received by the holder of a Common Share. These rights are protected against dilution in the event additional Common Shares are issued.

The value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should, because of the nature of the Preferred Shares’ dividend, liquidation and voting rights, approximate the value of 1 Common Share.

At any time after any person or group becomes an Acquiring Person, and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of CBOT Holdings may exchange the Rights (other than Rights owned by the Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of 1 Common Share per Right (subject to adjustment).

At any time prior to any person or group becoming an Acquiring Person, the Board of Directors of CBOT Holdings may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”), subject to adjustment. The Redemption Price will be payable in cash, Common Shares (including fractional shares) or any other form of consideration deemed appropriate by the Board of Directors. The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The terms of the Rights may be amended by the Board of Directors of CBOT Holdings without the consent of the holders of the Rights, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person or an affiliate or associate thereof).

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of CBOT Holdings, including, without limitation, the right to vote or to receive dividends.

The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire CBOT Holdings on terms not approved by the Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors prior to the occurrence of a person or group becoming an Acquiring Person, because until such time the Rights may generally be redeemed by CBOT Holdings at $0.01 per Right.

The Agreement specifying the terms of the Rights is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibit.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 24, 2005, in connection with the adoption of the Rights Agreement referred to in Item 1.01, CBOT Holdings filed with the Secretary of State of the State of Delaware a Certificate of Designations, whereby CBOT Holdings authorized 2,000,000 shares of its authorized preferred stock to be designated as Series A Junior Participating Preferred Stock, par value $0.001 per share, and set forth the rights, voting powers, preferences, qualifications, limitations and restrictions of the Series A Junior Participating Preferred Stock. A brief description of the rights, voting powers, preferences, qualifications, limitations and restrictions of the Series A Junior Participating Preferred Stock is set forth in Item 3.03 of this Current Report on Form 8-K and is incorporated herein by reference.

The full text of the Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The foregoing description of the Certificate of Designations is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Designations of Series A Junior Participating Preferred Stock of CBOT Holdings, Inc.

4.1	Rights Agreement dated as of June 24, 2005 between CBOT Holdings, Inc. and Computershare Investor Services LLC, as Rights Agent, including the form of Certificate of Designations of Series A Junior Participating Preferred Stock of CBOT Holdings, Inc. attached thereto as Exhibit A, the form of Right Certificate attached thereto as Exhibit B and the Summary of Rights to Purchase Preferred Shares attached thereto as Exhibit C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CBOT Holdings, Inc.

Date: June 27, 2005	By:	/s/ Carol A. Burke
	Name:	Carol A. Burke
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designations of Series A Junior Participating Preferred Stock of CBOT Holdings, Inc.

4.1	Rights Agreement dated as of June 24, 2005 between CBOT Holdings, Inc. and Computershare Investor Services LLC, as Rights Agent, including the form of Certificate of Designations of Series A Junior Participating Preferred Stock of CBOT Holdings, Inc. attached thereto as Exhibit A, the form of Right Certificate attached thereto as Exhibit B and the Summary of Rights to Purchase Preferred Shares attached thereto as Exhibit C.

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